Liberty Oilfield Services Inc. Announces Second Quarter 2019 Financial and Operational Results
July 30, 2019
Denver - (Business Wire) - Liberty Oilfield Services Inc. (NYSE: LBRT; “Liberty” or the “Company”) announced today second quarter 2019 financial and operational results.
Summary Results and Highlights

•	Revenue of $542 million and net income[1] of $41 million, or $0.32 fully diluted earnings per share, for the quarter ended June 30, 2019

•	Adjusted EBITDA[2] of $92 million and annualized Adjusted EBITDA per average active fleet of $16.1 million for the quarter ended June 30, 2019

•	Revenue of $1.1 billion and net income[1] of $74 million, or $0.58 fully diluted earnings per share, for the six months ended June 30, 2019

•	Adjusted EBITDA[2] of $177 million and annualized Adjusted EBITDA per average active fleet of $15.8 million for the six months ended June 30, 2019
“We’re proud to have delivered $0.32 fully diluted earnings per share in the second quarter, a 23% increase compared to the first quarter of 2019 of $0.26. Revenue in the quarter increased 1% to $542 million and Adjusted EBITDA2 increased 9% to $92 million, each as compared to the first quarter of 2019. We were able to deliver this financial performance due to the continued executional excellence of our operations and supply chain teams, plus close coordination with our customers on scheduling. These strong financial results enabled us to continue improving our service quality and organically growing while maintaining our commitment of returning capital to stockholders.
With our focus on long-term success, we continue our commitment to achieve superior returns on invested capital, maintain a strong balance sheet and invest for the future. For the twelve months ended June 30, 2019 we achieved Pre-Tax Return on Capital Employed (“ROCE”)3 of 23%, generated significant free cash flow and returned over $130 million to stockholders. As always, the Liberty team continues to focus on driving technology innovations and high efficiency operations which are a win for Liberty and a win for our customers,” commented Chris Wright, Chief Executive Officer.
Outlook
Our first half 2019 results reflect the strong demand for Liberty’s differential frac services. Based on visibility into our customer activity pipeline for the year, we believe demand for Liberty fleets will remain high through the third quarter and we are working closely with our customers to mitigate the effect of operator budget exhaustion towards the end of the year. As in the start of 2019, we expect demand for Liberty’s services to be strong at the start of 2020 when operator budgets are renewed.
Operators are managing activity to not exceed their announced budgets and therefore the frac market will most likely experience utilization challenges in the fourth quarter of 2019. There continues to be an oversupply of frac fleets in the market which is holding down pricing. We would not expect pricing to improve until supply of actively staffed frac equipment balances with demand.

1    Net income attributable to controlling and noncontrolling interests.

2
“Adjusted EBITDA” is not presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Please see the supplemental financial information in the table under “Reconciliation of Net Income to EBITDA and Adjusted EBITDA” at the end of this earnings release for a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to its most directly comparable GAAP financial measure.

3
Pre-Tax Return on Capital Employed (“ROCE”) is an operational measure. Please see the supplemental financial information in the table under “Calculation of Pre-Tax Return on Capital Employed” at the end of this earnings release for a calculation of this measure.

We are focused on generating strong returns on capital and free cash flow in 2019, while we continue to invest in technology and growing our competitive advantages. Since inception, Liberty has invested in equipment that leads the industry in technology and efficiency. Liberty is a first mover in driving an Environmental, Social and Governance (“ESG”) conscious approach to hydraulic fracturing. We have partnered with our customers to advance ESG solutions since 2013, as demonstrated by our market leading low-emission Quiet Fleets®. Every Liberty new build fleet since 2013 has been either able to run on natural gas or is the latest generation Tier 4 engine, with dramatically reduced emissions.
Second Quarter Results
For the second quarter of 2019, revenue increased 1% to $542 million from $535 million in the first quarter of 2019.
Net income before income taxes totaled $48 million for the second quarter of 2019 compared to $40 million for the first quarter of 2019.
Net income1 (after taxes) totaled $41 million for the second quarter of 2019 compared to net income1 of $34 million in the first quarter of 2019.
Adjusted EBITDA2 increased 9% to $92 million from $85 million in the first quarter. Annualized Adjusted EBITDA per average active fleet increased to $16.1 million in the second quarter compared to $15.4 million in the first quarter. Please refer to the reconciliation of Adjusted EBITDA (a non-GAAP measure) to net income (a GAAP measure) in this earnings release.
Fully diluted earnings per share was $0.32 for the second quarter of 2019 compared to $0.26 for the first quarter of 2019.
Balance Sheet and Liquidity
As of June 30, 2019, Liberty had cash on hand of $33 million and total debt of $107 million, net of deferred financing costs and original issue discount. There were no borrowings drawn on the ABL credit facility, and total liquidity, including availability under the credit facility, was $266 million.
Stockholder Returns
“Liberty’s financial results, favorable long-term outlook and strong balance sheet, support our balanced strategy of disciplined growth and returning capital to our stockholders. Liberty is committed to compounding stockholder value by reinvesting cash flow at high rates of return and returning cash to stockholders as appropriate. We are excited by the growth opportunities in front of us and the positive long-term outlook for the shale revolution and the benefits that this brings to our industry and the country as a whole,” concluded Mr. Wright.
During the quarter ended June 30, 2019 the Company paid a quarterly cash dividend of $0.05 per share of Class A common stock, or approximately $3.4 million in aggregate to stockholders. Liberty Oilfield Services New HoldCo LLC (Liberty LLC) also paid quarterly distributions of $0.05 per unit, for total dividends and distributions of approximately $5.6 million.
Liberty announced on July 23, 2019 a cash dividend of $0.05 per share of Class A common stock, to be paid on September 20, 2019 to holders of record as of September 6, 2019. A distribution of $0.05 per unit has also been approved for holders of units in Liberty LLC, which will use the same record and payment date.
Future declarations of quarterly cash dividends are subject to approval by the Board of Directors and to the Board’s continuing determination that the declarations of dividends are in the best interests of Liberty and its stockholders. Future dividends may be adjusted at the Board’s discretion based on market conditions and capital availability.
Conference Call
Liberty will host a conference call to discuss the results at 8:00 a.m. Mountain Time (10:00 a.m. Eastern Time) on Wednesday, July 31, 2019. Presenting Liberty’s results will be Chris Wright, Chief Executive Officer, Ron Gusek, President, and Michael Stock, Chief Financial Officer.
Individuals wishing to participate in the conference call should dial (833) 255-2827, or for international callers (412) 902-6704. Participants should ask to join Liberty's call. A live webcast will be available at http://investors.libertyfrac.com. The webcast can be accessed for 90 days following the call. A telephone replay will be available shortly after the call and can be accessed by dialing (877) 344-7529, or for international callers (412) 317-0088. The passcode for the replay is 10133473. The replay will be available until August 7, 2019.
About Liberty
Liberty is an independent provider of hydraulic fracturing services to onshore oil and natural gas exploration and production companies in North America. Liberty was founded in 2011 with a relentless focus on improving tight-oil completions, and an emphasis on customer partnerships and technology to find innovative answers to frac optimization. Liberty is headquartered in Denver, Colorado. For more information about Liberty, please contact Investor Relations at IR@libertyfrac.com.
Non-GAAP Financial Measures
This earnings release includes unaudited non-GAAP financial and operational measures, including EBITDA, Adjusted EBITDA and Pre-Tax Return on Capital Employed. We believe that the presentation of these non-GAAP financial and operational measures provides useful information about our financial performance and results of operations. Non-GAAP financial and operational measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial and operational measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with U.S. GAAP. See the tables entitled Reconciliation and Calculation of Non-GAAP Financial and Operational Measures for a reconciliation or calculation of the non-GAAP financial or operational measures to the most directly comparable GAAP measure.
Forward-Looking and Cautionary Statements
The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, the deployment of fleets in the future, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, return of capital to stockholders, business strategy and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this earnings release will not be achieved. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in Liberty's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in “Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC on February 28, 2019 and in our other public filings with the SEC. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statements.

Contact:
Michael Stock
Chief Financial Officer
303-515-2851
IR@libertyfrac.com

Liberty Oilfield Services Inc.
Selected Financial Data
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018
Statement of Income Data:	(amounts in thousands, except for per share and fleet data)
Revenue	$542,147	$535,148	$628,084	$1,077,295	$1,123,244
Costs of services, excluding depreciation and amortization shown separately	426,444	429,299	455,469	855,743	832,296
General and administrative	23,989	22,088	27,313	46,077	48,990
Depreciation and amortization	40,368	38,387	30,606	78,755	58,622
Loss on disposal of assets	143	1,223	485	1,366	565
Total operating expenses	490,944	490,997	513,873	981,941	940,473
Operating income	51,203	44,151	114,211	95,354	182,771
Interest expense	3,597	4,182	3,540	7,779	10,034
Net income before taxes	47,606	39,969	110,671	87,575	172,737
Income tax expense	7,083	6,060	15,930	13,143	24,009
Net income	40,523	33,909	94,741	74,432	148,728
Less: Net income attributable to predecessor, prior to Corporate Reorganization	—	—	—	—	8,705
Less: Net income attributable to noncontrolling interests	18,491	15,788	45,146	34,279	66,753
Net income attributable to Liberty Oilfield Services Inc. stockholders	$22,032	$18,121	$49,595	$40,153	$73,270
Net income attributable to Liberty Oilfield Services Inc. stockholders per common share (1):
Basic	$0.32	$0.27	$0.72	$0.59	$1.06
Diluted	$0.32	$0.26	$0.71	$0.58	$1.05
Weighted average common shares outstanding:
Basic	68,404	67,427	69,020	67,918	68,977
Diluted	114,338	114,171	118,638	114,277	118,407

Other Financial and Operational Data
Capital expenditures (2)	$43,950	$51,108	$45,576	$95,058	$128,443
Adjusted EBITDA (3)	$92,120	$84,815	$148,600	$176,935	$248,767
Total Fleets at beginning of period (4)	23.0	22.0	21.0	22.0	19.0
Total Fleets at end of period (4)	23.0	23.0	22.0	23.0	22.0
Average Active Fleets (5)	23.0	22.3	21.3	22.6	20.4
Annualized Adjusted EBITDA per Average Active Fleet (6)	$16,065	$15,425	$27,983	$15,788	$24,591

(1)
Net income attributable to Liberty Oilfield Services Inc. stockholders per common share for the six months ended June 30, 2018 does not include net income attributable to our predecessor, prior to corporate reorganization.

(2)	Capital expenditures presented above are shown on an as incurred basis, including capital expenditures in accounts payable and accrued liabilities.

(3)	Adjusted EBITDA is a non-GAAP financial measure. See the tables entitled “Reconciliation and Calculation of Non-GAAP Financial and Operational Measures” below.

(4)	Total Fleets represents the number of deployed and active fleets as of the designated date.

(5)	Average Active Fleets is calculated as the daily average of the number of active fleets for the period presented.

(6)	Annualized Adjusted EBITDA per Average Active Fleet is calculated as Adjusted EBITDA for the respective quarter or six month period annualized, divided by the Average Active Fleets, as defined above.

Liberty Oilfield Services Inc.
Condensed Consolidated and Combined Balance Sheets
(unaudited, amounts in thousands)
	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$32,503	$103,312
Accounts receivable and unbilled revenue	346,381	247,961
Inventories	86,809	60,024
Prepaids and other current assets	20,332	49,924
Total current assets	486,025	461,221
Property and equipment, net	647,614	627,053
Operating and finance lease right-of-use assets	120,565	—
Other assets	49,171	28,227
Total assets	$1,303,375	$1,116,501
Liabilities and Equity
Current liabilities:
Accounts payable	$108,102	$80,490
Accrued liabilities	127,496	138,861
Current portion of operating and finance lease liabilities	34,701	—
Current portion of long-term debt, net of discount	397	385
Total current liabilities	270,696	219,736
Long-term debt, net of discount	106,375	106,139
Long-term operating and finance lease liabilities	79,869	—
Deferred tax liability	33,915	32,994
Payable pursuant to tax receivable agreement	20,074	16,818
Total liabilities	510,929	375,687

Stockholders' equity:
Common Stock	1,126	1,136
Additional paid in capital	318,099	312,659
Retained earnings	152,322	119,274
Total stockholders’ equity	471,547	433,069
Noncontrolling interest	320,899	307,745
Total Equity	792,446	740,814
Total liabilities and equity	$1,303,375	$1,116,501

Liberty Oilfield Services Inc.
Reconciliation and Calculation of Non-GAAP Financial and Operational Measures
(unaudited, amounts in thousands)
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018
Net income	$40,523	$33,909	$94,741	$74,432	$148,728
Depreciation and amortization	40,368	38,387	30,606	78,755	58,622
Interest expense	3,597	4,182	3,540	7,779	10,034
Income tax expense	7,083	6,060	15,930	13,143	24,009
EBITDA	$91,571	$82,538	$144,817	$174,109	$241,393
Fleet start-up costs	406	1,054	3,298	1,460	6,607
Loss on disposal of assets	143	1,223	485	1,366	565
Advisory services fees	—	—	—	—	202
Adjusted EBITDA	$92,120	$84,815	$148,600	$176,935	$248,767

Calculation of Pre-Tax Return on Capital Employed
	Twelve Months Ended
	June 30, 2019
	2019	2018
Net income	$174,737
Add back: Income tax expense	29,519
Pre-tax net income	$204,256
Capital Employed
Total debt, net of discount	$106,772	$107,205
Total equity	792,446	739,496
Total Capital Employed	$899,218	$846,701

Average Capital Employed (1)	$872,960
Pre-Tax Return on Capital Employed (2)	23%

(1)	Average Capital Employed is the simple average of Total Capital Employed as of June 30, 2019 and 2018.

(2)	Pre-tax Return on Capital Employed is the ratio of pre-tax net income for the twelve months ended June 30, 2019 to Average Capital Employed.